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Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Investment Plan for Non Union Hourly Employees of IMC-Agrico MP, Inc. of our report dated July 28, 1994, with respect to the consolidated financial statements and schedules of IMC Global Inc. (formerly IMC Fertilizer Group, Inc.) included in its Annual Report (Form 10-K) for the year ended June 30, 1994, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Chicago, Illinois
May 26, 1995